EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in TopSpin Medical, Inc.’s Registration Statement on Form S-8 (File No. 333.146703) of our reports dated April 14, 2011, with respect to the consolidated financial statements of Topspin Medical, Inc. included in this form 10-K for the year ended December 31, 2010.

Tel·Aviv, Israel	/s/ KOST FORER GABBAY and KASIERER

April 14, 2010	KOST FORER GABBAY and KASIERER
A Member of Ernst & Young Global